                                                                    EXHIBIT 32.1

                      Statement of Chief Executive Officer
         Pursuant to Section 1350 of Title 18 of the United States Code

      Pursuant to Section 1350 of Title 18 of the United States Code, I, Stephen
J. Gurgovits, the President and Chief Executive Officer of F.N.B. Corporation (the Company), hereby certify that, to the best of my knowledge:

      1. The Company's Form 10-Q Quarterly Report for the period ended September 30, 2004 (the Report) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 9, 2004                     /s/ Stephen J. Gurgovits
                                           -------------------------------------
                                           Stephen J. Gurgovits
                                           President and Chief Executive Officer

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